EXHIBIT 99.1

NEWS RELEASE ENSCO INTERNATIONAL INCORPORATED 500 N. Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO Expands Management Team and Board

Dallas, Texas, February 6, 2006…. ENSCO International Incorporated (NYSE: ESV) today announced two executive appointments.

Daniel W. Rabun has been named by ENSCO’s Board of Directors to serve as President of the Company, and has also been appointed to serve as a member of the Board of Directors, effective on or before March 31, 2006. Mr. Rabun received a B.B.A. in Accounting from the University of Houston and a J.D. from Southern Methodist University. Mr. Rabun has been a Certified Public Accountant since 1976, was admitted to the Texas Bar in 1983, and has been associated with the international law firm of Baker & McKenzie LLP since 1986. He has provided legal advice and counsel to ENSCO for over fifteen years, and served as a Director of the Company during 2001.

The Company also announced that William S. Chadwick, Jr. has been named the Company’s Executive Vice President and Chief Operating Officer. A graduate of the Wharton School of the University of Pennsylvania, Mr. Chadwick has been with the Company since 1987, and has served in a number of management positions, most recently as Senior Vice President – Operations.

Carl F. Thorne will continue to serve as ENSCO’s Chairman and Chief Executive Officer. It is currently contemplated that Mr. Thorne will step down as Chief Executive Officer within the next year, at which time Mr. Rabun will be appointed to serve as ENSCO’s Chief Executive Officer. Mr. Thorne will thereupon continue to serve as Chairman of the Board.

Carl F. Thorne, Chairman and Chief Executive Officer, commented “We are very pleased that Dan Rabun is joining ENSCO. His ability and diverse experience will add additional depth and breadth to our executive management team. Because he has been our primary outside counsel for many years, and previously served on our Board, Dan is intimately familiar with our operations and business philosophy. He embraces our core fundamental values of discipline, business integrity and ethics. This demonstrated compatibility, together with his legal and financial experience and strong leadership and management skills, make Dan an outstanding addition to ENSCO’s management team and its Board.

“We also commend Bill Chadwick upon his promotion to Executive Vice President and Chief Operating Officer. Bill has been an integral part of ENSCO’s management team since the Company’s inception. His wealth of experience, demonstrated leadership capabilities, and participation in the formulation of our core values have made a significant contribution to ENSCO’s growth and success over the years, and will continue to serve Bill well as he assumes his new responsibilities.

“The election of Mr. Rabun to our management team and the promotion of Mr. Chadwick to his new role are the result of our ongoing commitment to succession planning. The said commitment and its positive results will continue to provide for, and allow, orderly and timely transition so as to perpetuate the Company’s historical success.”

Statements contained in this news release that state Company or management intentions, contemplations, hopes, beliefs, anticipations, expectations or predictions of future events are forward-looking statements. Such forward-looking statements include references to management succession in general, and the future functions of Messrs. Thorne and Rabun in particular. It is important to note that actual facts could differ materially from those discussed in such forward-looking statements. The factors that could cause actual facts to differ materially from those in the forward-looking statements include determinations regarding officer, chairman and director nominations and elections by the Company’s Nominating, Governance, and Compensation Committee, Board of Directors and stockholders, changes in succession planning, and the events and risks described from time to time in the Company’s SEC filings. Copies of such filings may be obtained by contacting the Company or the SEC.

The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect any change in Company or management expectations or any change in events, conditions or circumstances on which any such statements are based.

ENSCO, headquartered in Dallas, Texas, owns and operates a modern fleet of offshore drilling rigs servicing the petroleum industry on a global basis.

ENSCO Contact:	Richard LeBlanc
(214) 397-3011